Exhibit 23.3

Consent of Independent Auditor

TELUS International (Cda) Inc.

Vancouver, British Columbia

Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of TELUS International (Cda) Inc. of our report dated November 4, 2020, relating to the combined financial statements of the Artificial Intelligence Business of LBT Acquisition, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

January 24, 2021